EXHIBIT 10.30
                                                                  -------------

                          CO-BRANDING LICENSE AGREEMENT

                 IN CONSIDERATION OF THE MUTUAL PROMISES HEREIN, THE UNDERSIGNED AGREE AS FOLLOWS:

I. LICENSE. Merriam-Webster, Incorporated ("Merriam") hereby grants to the party named below ("Licensee") and Licensee hereby accepts a non-exclusive license to access the Servers from the Licensee Web Site for the purpose of conducting electronic searches of the Works, subject to the following provisions and to the attached Schedules A through D and Terms and Conditions (collectively, the "Agreement").


II. WORKS. The Works will be made available by Merriam "as is." Merriam will maintain and revise the Works according to Merriam's editorial judgment and schedule.


III. SEARCH AND RESULTS PAGES. Searches will be conducted from Co-Branded Pages or, at Merriam's option, from pages designed by Licensee and approved by Merriam. Results will be displayed on Co-Branded Pages. Co-Branded Pages may contain banner advertisements, as described in Schedule C.

IV.       TERM. The term of this Agreement and the license granted herein is one
(1) year from the date set forth below, unless sooner terminated as provided herein.

V. LICENSE FEES. Licensee shall pay Merriam the license fees set forth in Schedule C attached.

VI.       DEFINITIONS.
                   "CO-BRANDED PAGES" means Web pages on the Servers similar in design to the page attached as Schedule D of this Agreement, or as otherwise approved by Merriam, and bearing the trademarks and/or logos of Merriam and Licensee.
                   "LICENSEE WEB SITE" means the Web site at the URL set forth in Schedule A. "SERVERS" means computer Web servers operated by Merriam. "WORKS" MEANS the searchable electronic products described in Schedule B, and
          "WORK" MEANS ONE OF such products.

          DATE: August 14, 2000



MERRIAM-WEBSTER,                            LICENSEE:
INCORPORATED                                         HEARTSOFT, INC.
47 Federal Street, P.O. Box 281                      3101 North Hemlock Circle
Springfield, MA 01102                                Broken Arrow, OK 74012


By:/s/ James W. Withgott                  By:/s/ Juanta Seng
   ------------------------------------      ---------------------------------
   James W. Withgott                         Juanita Seng
   Vice President & Associate Publisher      Vice President, Sales & Marketing



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                                   SCHEDULE A

                                LICENSEE WEB SITE

The Licensee Web Site is located at the following URL:
http://www.internet-safari.com/mwebster/
----------------------------------------




                                   SCHEDULE B

                           DESCRIPTION OF THE WORK(S)


[1]
Merriam-Webster's Student Dictionary



                                   SCHEDULE C

                                  LICENSE FEES



Upon execution of this agreement, Licensee will pay Merriam a license fee of
                                       . Co-Branded Pages will display
Licensee's logo and a hyperlink to Licensee's site. Merriam may serve banner advertisements on Co-Branded Pages, and Merriam will be entitled to all revenue generated by banner advertisements.


                                   SCHEDULE D

                                   TRADEMARKS

[http://www.WordCentral.com/cgi-bin/mwdictstu?sample]
-----------------------------------------------------

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                              TERMS AND CONDITIONS

1. LIMITATIONS. Licensee may access the Servers from the Licensee Web Site and use the Works as provided in this Agreement, provided that Licensee: (i) does not use all or any part of the Work for product development purposes, including but not limited to the development and/or marketing of a database, infobase, or other information resource for resale, reuse or sublicense; and (ii) does not grant any rights or sublicenses to any third party without Merriam's prior written permission.

2. TRADEMARK AND COPYRIGHT MATTERS. Licensee acknowledges that Merriam is the owner of its trademarks and all other indicia of origin and quality of the Works and all the goodwill attributable to such trademarks and such indicia of origin and quality. Licensee further acknowledges that nothing in this Agreement gives Licensee any right, title or interest in or to the trademarks or other such indicia of origin or quality, other than as a provided in this Agreement. Licensee shall make no contrary representation, nor do anything to impair Merriam's rights in its trademarks. This Agreement does not transfer to Licensee any right, title or ownership interest in any Work or any part thereof, nor any rights to use any Work, or Merriam confidential or proprietary information embodied herein, except the right to use the Works and trademarks as expressly permitted by this Agreement or as described in Schedule D. Licensee acknowledges and agrees that it would be a material breach of this Agreement to use the Works or any part thereof, or Merriam's confidential or proprietary information for any use that is not authorized herein.

3. PRIOR REVIEW OF SEARCH PAGES AND PROMOTIONAL MATERIALS. Licensee-designed search pages and any promotional materials (including on-line materials) that mention Merriam's or any Work shall be subject to Merriam approval prior to release. Licensee shall give Merriam at least ten (10) business days to review and comment on such search pages and promotional material, which shall be deemed approved by Merriam unless specific exception is taken to it, in writing, and actually received by Licensee within the review period.

4. NON-DISCLOSURE OF CONFIDENTIAL AND PROPRIETARY INFORMATION. Licensee acknowledges that Merriam protects and desires to maintain protection of the Works, trademarks, and other confidential information as valuable proprietary information of Merriam, and Merriam acknowledges Licensee's desire to maintain protection of its proprietary information, trademarks, and other confidential information, if any, provided to Merriam. Licensee shall take reasonable steps to ensure that the Works, trademarks and confidential or proprietary information of Merriam are used as permitted by this Agreement. Neither party shall disclose the other party's proprietary information to any third party with out the other party's express written consent. The provisions of this section shall continue in force and effect and survive the termination of this Agreement.

5. WARRANTIES. Merriam represents and warrants that it has the right to enter into this Agreement, that it possesses all copyright, trademark, patent, trade secret and similar property and other rights in the Works necessary for purposes of this Agreement, and that the Works will not infringe the rights of any person or entity.

MERRIAM SHALL NOT BE LIABLE FOR ANY LOSS, COST EXPENSE OR DAMAGE OF ANY KIND RESULTING FROM ACCESS TO THE SERVERS, SERVER MALFUNCTION, OR USE OF THE WORK, INCLUDING, BUT NOT LIMITED TO, ANY LIABILITY FOR BUSINESS EXPENSES, MACHINE DOWNTIME, LOSS OF BUSINESS OPPORTUNITY OR GOODWILL, LOSS OF PROFITS, DIRECT, INDIRECT, GENERAL SPECIAL OR CONSEQUENTIAL DAMAGES, OR ANY OTHER KIND OF COST, CHARGE, FEE OR DAMAGE.

EXCEPT FOR THE FOREGOING EXPRESS REPRESENTATIONS AND WARRANTIES, MERRIAM DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO ANY WORK, WHETHER EXPRESS OR IMPLIED, AND INCLUDING, WITHOUT LIMITATION, ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR

PURPOSE.

Licensee represents and warrants that it has the right to enter into this Agreement, that it possesses all copyright, trademark, patent, trade secret and similar property and other rights in the Licensee Web Site necessary for purposes of this Agreement and that the Licensee Web Site will not infringe the rights of any person or entity.

6. ASSIGNMENT. Licensee shall not assign any of its rights or delegate any of its obligations under this Agreement to any party without the express written consent of Merriam, which shall not be unreasonably withheld; provided, however, that Licensee may assign this Agreement to an entity controlling, controlled by, or under common control with, Licensee, or to an entity (so long as not a competitor of Merriam's) that acquires all or substantially all of Licensee's assets, or into which Licensee may be merged or consolidated. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

7. INDEMNITIES. Each party hereby indemnifies and holds the other and its parent, affiliate, and subsidiary corporations and all their directors, officers, employees, agents, and assignees harmless from and against and releases them from any and all claims, actions, demands, costs, damages, liabilities and expenses (including without limitation, costs of litigation and reasonable attorneys' fees) resulting or arising from or incurred in connection with any breach by the indemnifying party of anv representation or warranty contained in this Agreement, provided that, in the case of a claim or litigation initiated by a third party, the party seeking indemnification gives the other party prompt written notice of any claim or litigation to which the indemnification applies and the opportunity to participate in and fully control the defense and disposition (by compromise, settlement, or other resolution but excluding any admission of wrongdoing by the indemnified party) of such claim or litigation.


8. DEFAULT AND TERMINATION. This Agreement is subject to termination prior to its expiration as follows:


                           a. If Licensee should breach any material provision in this Agreement and fail to remedy such default within thirty (30) days after receipt of written notice from Merriam, this Agreement shall terminate effective as of the expiration of said thirty (30) day period.

                   b. In the event that Licensee ceases operations in the normal course of business or seeks to make a compromise, assignment, or other arrangement for the benefit of creditors, then Merriam may terminate the Agreement, effective immediately upon mailing of written notice thereof to Licensee. Merriam may similarly terminate this Agreement if Licensee becomes a party to bankruptcy, receivership, or similar proceedings affecting its financial condition, unless such proceedings are discharged within sixty (60) days.

Upon expiration or termination of this Agreement, all rights and licenses granted to Licensee hereunder shall terminate effective immediately.

9. WAIVER. Any waiver by either party of any requirement of this Agreement shall not constitute a waiver of any other requirement of this Agreement, nor of the same requirement on a separate occasion.

10. NOTICE. All notices or other communication given under this Agreement shall be in writing and shall be sent by certified mail or overnight delivery service to the party for which it is intended to at their respective addresses shown above their signatures to this Agreement, marked "Attn: Legal Department." Such notices shall be considered given three days after the date mailed, or upon receipt if sent by overnight delivery service.

11. INDEPENDENT CONTRACTOR. The parties to this Agreement are independent contractors, and this Agreement shall not be construed as creating an agency, partnership, joint venture or employment relationship between the parties.

12. FORCE MAJEURE. Neither party shall incur liability to the other for any failure or delay in fulfilling its obligations under this Agreement due to force majeure. "Force majeure" shall mean acts of nature, acts of government, wars, riots, civil insurrections, strikes and other labor disturbances.

13. INTERPRETATION. The headings contained in the Agreement are inserted solely for convenience purposes and shall not affect the meaning or construction of the Agreement. If any provision of the Agreement is declared invalid under any applicable statute or law, it is to that extent to be deemed severed and this Agreement shall continue in force with the remaining provisions of this Agreement in no way affected or impaired thereby.

14. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the principles of the conflicts of law thereof.

15. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof. This Agreement may not be modified, altered, or amended except in writing and signed by an authorized representative of each party.

16. SURVIVAL OF PROVISIONS. The provisions of paragraphs 4, 7, 13 and 14 shall survive the expiration or termination of this Agreement.

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